Exhibit 99.1

CARVANA COMPLETES ALL EQUITY CAPITAL REQUIREMENTS OF
PREVIOUSLY ANNOUNCED EXCHANGE OFFER TRANSACTION SUPPORT
AGREEMENT

In addition to previously announced $225 million raised in at-the-market offering,
Carvana has raised $126 million from the Garcia Parties

PHOENIX (August 21, 2023) — Carvana Co. (NYSE: CVNA) (“Carvana” or the “Company”), the fastest growing used car dealer in U.S. history, today announced that it has completed all equity capital requirements of its previously announced exchange offer transaction support agreement, by raising $126 million of equity capital (the “Garcia Equity Transaction”) from existing shareholders Ernest Garcia II and Ernest Garcia III, Carvana’s Chief Executive Officer (the “Garcia Parties”), in a transaction valuing the Company’s Class A common stock at $46.31 per share (the “Equity Value”), an 18% premium to the closing price on August 18, 2023.

“We are pleased to announce that we have successfully fulfilled all equity capital requirements of the exchange offer transaction support agreement in anticipation of closing the transaction in the coming weeks,” said Mark Jenkins, Carvana’s Chief Financial Officer. “We look forward to closing this exchange offer, which will further bolster Carvana’s already strong liquidity position and provide additional financial flexibility as we continue to execute our plan of driving significant profitability and returning to growth.”

The Equity Value of the Garcia Equity Transaction is equal to the volume weighted average price of the Company’s previously announced sale of 4.9 million shares of Class A Common Stock that was completed in a series of sales through July 27, 2023 (the “ATM Equity Transaction”). Taken together, the $225 million ATM Equity Transaction and the $126 million Garcia Equity Transaction fully satisfy the Company’s equity capital obligations pursuant to the exchange offer transaction support agreement (the “TSA”). The TSA, which was announced on July 19, 2023, provides significant financial flexibility to Carvana including reducing required cash interest expense by more than $430 million each year for the next two years, extending maturities, and lowering total debt outstanding by over $1.2 billion.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, the proposed transactions, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: our inability to consummate the transactions contemplated by the TSA as scheduled or at all; the volatility of the trading price of our Class A common stock, which can increase as a result of the issuance of equity pursuant to the securities purchase agreement entered into in connection with the Garcia Equity Transaction, the TSA, and the use of the at-the-market program; the impact on our business from the larger automotive ecosystem and macroeconomic conditions, including consumer demand, global supply chain challenges, heightened inflation and rising interest rates; our ability to raise additional capital, the quality of the financial markets, and our substantial indebtedness; our history of losses and ability to achieve or maintain profitability in the future; our ability to sell loans into the market; the seasonal and other fluctuations in our quarterly operating results; our ability to compete in the highly competitive industry in which we participate; the changes in prices of new and used vehicles; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for 2022 and our Quarterly Reports on Form 10-Q. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

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Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com

Media Relations:
Carvana
Kristin Thwaites
press@carvana.com

About Carvana
Carvana (NYSE: CVNA) is an industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people's lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.

Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.